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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-26817 and 333-40051) of Dominion Homes, Inc. of our report dated January 25, 2000 relating to the financial statements, which appears in this Form 10-K.











*/s/ PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio
March 14, 2000